Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Essex Property Trust, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-165693, 333-141726, 333-131276, 333-131178, and 333-102552), the registration statement on Form S-3D (no. 333-36029), and the registration statements of Form S-8 (Nos. 333-123001, 333-122999, and 333-55646) of Essex Property Trust, Inc. of our report dated February 23, 2012, (except as to notes 2, 6, 12, 14, and 17 which are as of February 7, 2013), with respect to the consolidated balance sheets of Essex Property Trust, Inc and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and noncontrolling interest, and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule III which report appears in the current report on Form 8-K of Essex Property Trust, Inc. dated February 7, 2013.

(signed) KPMG LLP

San Francisco, California
February 7, 2013